Report of Independent Registered
Public Accounting Firm

To the Members and Board of Managers of
BNY/Ivy Multi-Strategy Hedge Fund LLC
In planning and performing our audit
of the financial statements of BNY/Ivy
Multi-Strategy Hedge Fund LLC (the Fund) as of and for the year ended March 31, 2009,in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we
considered the Funds internal control
over financial reporting,including
controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls. A companys
internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A companys
internal control over financial
reporting includes those policies and
procedures that 1 pertain to the
maintenance of records that, in
reasonable detail, accurately and
 fairly reflect the transactions and
dispositions of the assets of the company
2 provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in the normal course of performing their assigned functions,to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Funds internal
control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of March 31, 2009.
This report is intended solely for the
information and use of management and the Board of Managers of BNY/Ivy Multi-Strategy
Hedge Fund LLC and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.


ERNST & YOUNG LLP

New York, New York
May 29, 2009